     As Filed With the Securities and Exchange Commission on August 21, 2001

                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             EPOCH BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                         91-1311592
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

          21720 23rd Drive, S.E., Suite 150, Bothell, Washington 98021
                    (Address of Principal Executive Offices)

                                   ----------

     INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK
                               PURCHASE PLAN-1993
                            (Full title of the plan)

                                   ----------

                William G. Gerber, M.D., Chief Executive Officer
                     (Name and address of agent for service)

                                 (425) 482-5555
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, A Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

-------------------- ---------------- ------------------- ---------------------- ----------------
                                       Proposed Maximum     Proposed Maximum        Amount Of
Title of Securities   Amount To Be      Offering Price     Aggregate Offering     Registration
 To Be Registered      Registered        Per Share (2)          Price (2)              Fee
-------------------- ---------------- ------------------- ---------------------- ----------------
   Common Stock,      2,250,000(1)
  $.01 par value         shares              $2.78              $6,255,000           $1,564
-------------------- ---------------- ------------------- ---------------------- ----------------

(1) Additional shares issuable pursuant to the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1993. An aggregate of 500,000 shares of Common stock available for issuance under the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1993 were registered on Registration Statement on Form S-8 filed on December 20, 1993 (Registration No. 333-73074).

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common stock on August 20, 2001, which was $2.78 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This registration statement relates to the Epoch Biosciences, Inc. ("Epoch" or the "Registrant") Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1993 (the "1993 Plan"). Initially, an aggregate of 500,000 shares of common stock were available for grant or award under the 1993 Plan, and such 500,000 shares were registered on Form S-8 filed with the Securities and Exchange Commission on December 20, 1993 (Registration No. 333-73074). On December 20, 1999, Epoch's Board of Directors approved an increase of 1,000,000 shares of common stock issuable under the 1993 Plan and on August 17, 2000, Epoch's stockholders approved such increase at Epoch's 2000 Annual Meeting of Stockholders. On April 2, 2001, Epoch's Board of Directors approved an increase of 1,250,000 shares of common stock issuable under the 1993 Plan and on May 24, 2001, Epoch's stockholders approved such increase at Epoch's 2001 Annual Meeting of Stockholders. This registration statement covers such increase of 2,250,000 shares of common stock, issuable under the 1993 Plan, bringing the total number of shares authorized thereunder to 2,750,000.

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-73074).

        (b) The Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

        (c) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the Commission under the Exchange Act on May 15, 2001;

        (d) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2001, filed with the Commission under the Exchange Act on August 14, 2001;

        (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (b) above.

        (f) The description of the Registrant's common stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

        (g) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Epoch's by-laws provide for indemnification of its directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to Epoch's directors or officers or controlling persons of Epoch pursuant to its certificate of incorporation, as amended, the by-laws and the Delaware General Corporation Law, Epoch has been informed that, in the SEC's opinion, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (4) for any transaction from which the director derives an improper personal benefit. Epoch's certificate of incorporation includes this kind of provision. As a result of this provision, Epoch and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4.1 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1993 (incorporated by reference to Exhibit
                10.39 of Epoch's Registration Statement on Form SB-2, Registration No. 33-66742, effective on September 29, 1993).

        5.1     Opinion of Stradling Yocca Carlson & Rauth.

        23.1    Consent of Stradling Yocca Carlson & Rauth (included in Exhibit
                5.1).

        23.2    Consent of KPMG LLP

        24.1 Power of Attorney (included on the signature page to the Registration Statement).

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 21st day of August, 2001.

                                             EPOCH BIOSCIENCES, INC.



                                             By: /s/ William G. Gerber, M.D.
                                                 --------------------------
                                                 William G. Gerber, M.D.
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Epoch Biosciences, Inc., do hereby make, constitute and appoint William G. Gerber, M.D. and Bert W. Hogue, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                          Date
         ---------                             -----                          ----
/s/ Frederick B. Craves, Ph.D.   Chairman of the Board of Directors     August 21, 2001
------------------------------
    Frederick B. Craves, Ph.D.

/s/ William G. Gerber, M.D.      Chief Executive Officer and Director   August 21, 2001
------------------------------   (Principal Executive Officer)
    William G. Gerber, M.D.

/s/ Richard L. Dunning           Director                               August 21, 2001
------------------------------
    Richard L. Dunning

/s/ Herbert L. Heyneker, Ph.D.   Director                               August 21, 2001
------------------------------
    Herbert L. Heyneker, Ph.D.

/s/ Kenneth L. Melmon, M.D.      Director                               August 21, 2001
------------------------------
    Kenneth L. Melmon, M.D.

                                 Director
------------------------------
    Riccardo Pigliucci

/s/ Sanford S. Zweifach          President and Director                 August 21, 2001
------------------------------
    Sanford S. Zweifach

/s/ Bert W. Hogue                Chief Financial Officer                August 21, 2001
------------------------------   (Principal Financial and
    Bert W. Hogue                Accounting Officer)

                                  EXHIBIT INDEX


  Exhibit
  Number                            Description
  -------                           -----------
    4.1      Incentive Stock Option, Nonqualified Stock Option and Restricted Stock
             Purchase Plan-1993 (incorporated by reference to Exhibit 10.39 of
             Epoch's Registration Statement on Form SB-2, Registration No. 33-66742,
             effective on September 29, 1993).

    5.1      Opinion of Stradling Yocca Carlson & Rauth.

    23.1     Consent of Stradling Yocca Carlson & Rauth (Included in Exhibit 5.1).

    23.2     Consent of KPMG LLP

    24.1     Power of Attorney (included on the signature page to the Registration
             Statement).